     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997

                                                      REGISTRATION NO. 333-31457
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 2

                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              U.S. HOME CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              21-0718930
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              1800 WEST LOOP SOUTH
                                HOUSTON, TX 77027
                                 (713) 877-2311
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)



                               ROBERT J. STRUDLER
                     CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                              U.S. HOME CORPORATION
                              1800 WEST LOOP SOUTH
                                HOUSTON, TX 77027
                                 (713) 877-2311
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                             STEPHEN C. KOVAL, ESQ.
                   KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                 425 PARK AVENUE
                            NEW YORK, NEW YORK 10022


                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
 Title of each class of      Amount to be     Proposed maximum    Proposed maximum        Amount of
    securities to be          registered     offering price per  aggregate offering    registration fee
       registered                                   unit               price
-------------------------------------------------------------------------------------------------------
Senior, Senior             $300,000,000 (1)       100% (1)        $300,000,000 (1)    $90,909.09 (2)(3)
Subordinated and/or
Subordinated Debt
Securities, Various
Series
=======================================================================================================

(1) Estimated solely for purposes of determining the registration fee. If any such Debt Securities are issued at an original issue discount, then the amount to be registered shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000.

(2) An additional filing fee of $8,620.75 was previously paid for $25,000,000 of unsold Debt Securities registered under Registration No. 33-00583.

(3) The filing fee was previously paid on filing the Registration Statement on Form S-3 on July 17, 1997.




Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein contains a combined Prospectus that also relates to a total of $25,000,000 of Debt Securities of the Registrant previously registered under the Registrant's Registration Statement No. 33-00583 (which was declared effective on February 8, 1996) and not issued. This Amendment No. 2 to No. 333-31457 Registration Statement constitutes Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-3 No. 33- 00583 pursuant to which the total amount of unsold Debt Securities previously registered under the Registrant's Registration Statement on Form S-3 No. 33-00583 may be offered and sold as Debt Securities, without limitation as to class, together with the Debt Securities registered hereunder, through the use of the combined Prospectus included herein relating to Debt Securities. In the event that any of such previously registered Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities will not be included in any Prospectus hereunder.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1997



                                  $325,000,000


                              U.S. HOME CORPORATION

                                 Debt Securities
                                   __________

                  U.S. Home Corporation ("U.S. Home" or the "Company") may offer from time to time, in one or more series, its debt securities, consisting of bonds, debentures, notes and/or other unsecured evidences of indebtedness. The debt securities may consist of the Company's unsecured senior debt securities (the "Senior Debt Securities"), unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") or unsecured subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"). The Debt Securities will have a maximum aggregate principal amount of $325,000,000 and will be offered on terms to be determined at the time of sale.

                  The specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the supplement accompanying this Prospectus (the "Prospectus Supplement") and will include, where applicable, the specific title, the aggregate principal amount, the currency, authorized denominations, the maturity, the rate (or method of calculation) and time of payment of interest, if any, any redemption or sinking fund provisions, any additional covenants or events of default, the initial public offering price and the other material terms of the Debt Securities. The Prospectus Supplement will also disclose whether the Debt Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.


                  Debt Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters and/or dealers. If any agent of the Company or any underwriter or dealer is involved in the sale of the Debt Securities, the name of such agent, underwriter or dealer and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Debt Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Debt Securities.



                  Each Prospectus Supplement will describe any risks associated with Debt Securities offered thereby or applicable to the Company.


                                   __________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   __________



              The date of this Prospectus is _________________, 199

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The Registration Statement, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-5899) pursuant to the Exchange Act are incorporated herein by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and

         (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date such documents are filed.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of each document incorporated herein by reference. Requests for such copies should be directed to Kelly F. Somoza, Vice President, U.S. Home Corporation, 1800 West Loop South, Houston, Texas 77027, (713) 877-2311.

                                   THE COMPANY

         U.S. Home, organized in 1954 and incorporated in the State of Delaware in 1959, is one of the largest single-family home builders in the United States based on homes delivered. The Company currently builds and sells homes in more than 215 new home communities in 31 market areas in 12 states. Since its formation, the Company has delivered more than 271,000 homes. In 1996, the Company was the fifth largest single-family on-site home builder in the United States based on homes completed and delivered and has been among the ten largest single-family on-site home builders in the United States for more than 20 years. The Company conducts substantially all of its homebuilding business through U.S. Home, the parent company.

         The Company offers a wide variety of moderately-priced homes that are designed to appeal to the affordable, move-up and retirement and active-adult buyers. In each of its markets, the Company's primary strategy is to build quality homes, utilizing its Zero Defect Program, which the Company believes offers prospective home buyers a high level of new home value. The Company believes that many home purchasers compare homes on the basis of location, perceived quality and dollars of purchase price per square foot of living area. As a result, the Company attempts to purchase land and lots in popular growth corridors, maintain high quality standards and design homes to maximize living space.

         In addition to building and selling single-family homes, the Company provides mortgage banking services to its customers. The Company originates, processes and sells mortgages to third-party investors. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

         The principal executive offices of the Company are located at 1800 West Loop South, Houston, Texas 77027 (telephone: (713) 877-2311).

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated:

                                                 Six Months Ended
                                                     June 30,                         Fiscal Year Ended December 31,
                                                 ----------------            ----------------------------------------------
                                                 1997        1996            1996       1995       1994       1993     1992
                                                 ----        ----            ----       ----       ----       ----     ----
Ratio of earnings to fixed charges               2.68        2.53            2.44       2.57       2.51       2.78     3.26
(unaudited) (1)............................

----------------------------
(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income
         (loss) before reorganization items plus (a) provision (benefit) for income taxes, and (b) fixed charges (including the proportionate share thereof of unconsolidated affiliates). "Fixed charges" means total interest, whether capitalized or expensed, and the portion of rent expense representative of interest costs (including the proportionate share thereof of unconsolidated affiliates), plus (i) debt-related fees and (ii) amortization of deferred financing costs.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will constitute direct, unsecured obligations of the Company, unless otherwise provided in the applicable Prospectus Supplement. Senior Debt Securities may be issued from time to time in series under an indenture (the "Senior Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). See "-- Concerning the Trustee." The Senior Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Senior Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Senior Subordinated Indenture") between the Company and the Trustee. The Senior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and the Trustee. The Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes referred to individually as the "Indenture" and collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). As used under this caption, unless the context otherwise requires, "Offered Debt Securities" shall mean the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement; "Offered Senior Debt Securities" shall mean the Senior Debt Securities so offered; "Offered Senior Subordinated Debt Securities" shall mean the Senior Subordinated Debt Securities so offered and "Offered Subordinated Debt Securities" shall mean Subordinated Debt Securities so offered.

         The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain capitalized terms used in this Prospectus. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Further terms of the Offered Debt Securities will be described in the Prospectus Supplement. Except (i) with respect to the covenants described herein for Senior Debt Securities and Senior Subordinated Debt Securities, (ii) with respect to the provisions relating to subordination and (iii) to the extent set forth in a Prospectus Supplement with respect to a particular series of Debt Securities, the Indentures are substantially identical. See "-- Senior Indenture Covenants", "-- Senior Subordinated Indenture Covenants" and "-- Status of Debt Securities."

GENERAL

         Each Indenture will provide for the issuance of Debt Securities in one or more series. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company, as set forth in the accompanying Prospectus Supplement. Except as may be set forth in the accompanying Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time. See "--Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants."

         The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered, if applicable: (i) the title of the Offered Debt Securities; (ii) whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities; (iii) the aggregate principal amount of the Offered Debt Securities and any limit on such aggregate principal amount; (iv) the person to whom interest on an Offered Debt Security will be payable, if other than the person in whose name the Offered Debt Security is registered on the record date for the payment of such interest; (v) the date or dates, or method by which such date or dates will be determined, on which the principal of the Offered Debt Securities will be payable; (vi) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (vii) the date or dates from which interest, if any, will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable and the record date, if any, for the interest payable on any Offered Debt Security on any interest payment date, or the method by which such date or dates will be determined, and the basis upon which interest will be calculated if other than on the basis of actual days elapsed over a 365 or 366-day year; (viii) the place or places, if any, other than or in addition to New York,

New York, where the principal of and interest on Offered Debt Securities will be payable, any Offered Debt Securities may be surrendered for registration of transfer, any Offered Debt Securities may be surrendered for exchange and the place or places where notices or demands to or upon the Company in respect of the Offered Debt Securities and the applicable Indenture may be served; (ix) the period or periods within, the price or prices at and the terms and conditions upon, which the Offered Debt Securities may be redeemed or purchased, in whole or in part, at the option of the Company; (x) the obligation, if any, of the Company to redeem or repurchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the prices at which and the terms and conditions upon which Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (xi) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities will be issuable; (xii) the currency, currencies or currency units in which payment of the principal of and interest on any Offered Debt Securities will be payable if other than the currency of the United States and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of "Outstanding" in the applicable Indenture; (xiii) if the principal of or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and interest on Offered Debt Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiv) if the amount of principal of or interest on any Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xv) if other than the principal amount of the Offered Debt Securities, the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity thereof; (xvi) if the Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities (as defined) and, in such case, the Depository or Depositories for such Global Security or Global Securities and any circumstances other than those set forth herein in which any such Global Security may be transferred to, and registered and exchanged for Offered Debt Securities registered in the name of, a person other than the Depository for such Global Security or a nominee thereof and in which any such transfer may be registered;
(xvii) if other than the Trustee, the identity of each paying agent and registrar for the Offered Debt Securities; (xviii) any Events of Default (as defined) with respect to the Offered Debt Securities, if not otherwise set forth under the caption "-- Events of Default" or if different from these set forth herein; (xix) any material covenants with respect to the Offered Debt Securities, if not otherwise set forth herein or if different from those set forth herein; (xx) the applicability of the provisions described under the caption "-- Discharge of the Indenture"; and (xxi) any other material terms of the Offered Debt Securities.

         Debt Securities may be issued at a discount from their principal amount. Federal income tax considerations and other special considerations applicable to any such Offered Debt Securities will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, or interest, if any, on, any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

GLOBAL SECURITIES

         Unless otherwise provided in the applicable Prospectus Supplement, the Offered Debt Securities will be issued as fully-registered securities in the form of one or more global securities (each a "Global Security") registered in the name of a nominee of The Depository Trust Company (the "Depository"). One fully registered Global Security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue of the global securities exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. The identity of the nominee appointed by the Depository will be set forth in the applicable Prospectus Supplement. The Global Security will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series represented by such Global Security. Except as described herein or in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depository or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts will be designated by the underwriter, if any, with respect to Debt Securities placed by the underwriter for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest through such participant will be effected only through, records maintained by such participant. Beneficial owners of the Global Security will not receive written confirmation from the Depository of their purchase of the Global Security, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfer of ownership interest in the Global Security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Security, except in the event that use of the book-entry system for the Global Security is discontinued. The foregoing may impair the ability to transfer beneficial interests in a Global Security.

         To facilitate subsequent transfers, all Global Securities deposited by participants with the Depository are registered in the name of the Depository's nominee. The deposit of the Global Security with the Depository and their registration in the name of the Depository's nominee effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the Global Security; the Depository's records reflect only the identity of the direct participants (which include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations) to whose accounts the Global Security is credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Except as provided in the applicable Prospectus Supplement, payment of principal and interest, if any, on Debt Securities represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered holder of the Debt Securities represented thereby for all purposes under the applicable Indenture. None of the Company, the Trustee, any agent of the Company or the Trustee or the underwriter, if any, will have any responsibility or liability for any aspect of the Depository's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

         The Company has been advised by the Depository that, upon receipt of any payment of principal or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts in bearer form or registered in "street name," and will be the sole responsibility of such participants.

         Except as described in the applicable Prospectus Supplement, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company or the Depository within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In addition, the Company or the Depository may at any time and in its sole discretion determine not to have the Debt Securities represented by the Global Security and, in such event, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Except as described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. Except as described in the applicable Prospectus Supplement, principal and interest, if any, on the Debt Securities will be payable, and the Debt Securities may be presented for registration of transfer or exchange, at the offices of the Trustee.

         So long as the Depository for a Global Security, or its nominees, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole registered holder of the Debt Securities represented by such Global Security for all purposes of receiving payment on the Debt Securities, receiving notices and for all other purposes under the Indenture and the Debt Securities. Beneficial interests in Debt Securities will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the registered holders thereof for any purposes under the Indenture. Accordingly, any such person owning a beneficial interest in such a Global Security must rely on the procedures of the Depository, and, if any such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indenture. The Indenture provides that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

         The above-mentioned information concerning the Depository and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

STATUS OF DEBT SECURITIES

         The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. All series of Senior Debt Securities of the Company issued under the Senior Indenture will rank on parity in right of payment with each other, with indebtedness under the Company's principal credit facility, with the Company's 9-3/4% senior notes due 2003, previously issued in the original principal amount of $200,000,000 under an Indenture, dated as of June 21, 1993, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1993 Senior Notes"), and with the Company's 7.95% senior notes due 2001, previously issued in the original principal amount of $75,000,000 under an Indenture, dated as of February 16, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1996 Senior Notes"). The Senior Debt Securities offered hereby will be senior in right of payment to the Company's 4-7/8% convertible subordinated debentures due 2005, previously issued in the original principal amount of $80,000,000 under an Indenture, dated as of November 3, 1993, between the Company and Marine Midland Bank, N.A., as trustee (the "Debentures").

         The Senior Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Senior Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (and premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Senior Subordinated Indenture) or the appointment of a Custodian (as defined in the Senior Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Senior Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which
(a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause (i) of this paragraph; provided that Senior Indebtedness will not include (A) the Senior Subordinated Debt Securities or the Subordinated Debt Securities, (B) the Debentures, (C) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Senior Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Senior Subordinated Debt Securities), (D) any indebtedness or obligation of the Company to any of its subsidiaries and (E) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

         The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. Except to the extent set forth in the applicable Prospectus Supplement, the Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Subordinated Indenture) or the appointment of a Custodian (as defined in the Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the

Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which (a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause (i) of this paragraph; provided that Senior Indebtedness will not include (A) the Subordinated Debt Securities,
(B) the Debentures, (C) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Subordinated Debt Securities), (D) any indebtedness or obligation of the Company to any of its subsidiaries and (E) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

         The Senior Subordinated Debt Securities will constitute "Senior Indebtedness" with respect to the Subordinated Debt Securities and the Debentures.

         The Senior Subordinated Indenture will provide that the Company will not issue any indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and is senior in right of payment to the Senior Subordinated Debt Securities. The Subordinated Indenture will not contain a similar provision.

         By reason of such subordination, in the event of dissolution, winding-up, liquidation, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets of the Company: (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on Senior Subordinated Debt Securities and the Subordinated Debt Securities and the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, except that holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be; (ii) in addition, holders of Senior Subordinated Debt Securities will be entitled to be paid in full before payments may be made on Subordinated Debt Securities and holders of Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Subordinated Debt Securities until such Senior Subordinated Debt Securities are paid in full, except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Subordinated Debt Securities; and (iii) creditors of the Company who are not holders of Senior Subordinated Debt Securities or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities. Accordingly, such subordination may result in a reduction or elimination of payments to the holders of all Senior Subordinated Debt Securities and Subordinated Debt Securities.

         Except as may otherwise be described in the applicable Prospectus Supplement, no payment of principal or interest on any of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities may be made by the Company, nor may the Company acquire any Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities for cash or property (other than securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be), in each case except as set forth in the Indenture for such Offered Debt Securities, if (i) a default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness occurs and continues beyond the applicable period of grace, if any, specified in the applicable instrument, lease, contract, agreement or other document evidencing such Designated Senior Indebtedness, or (ii) a default, other than a payment default, with respect to any Designated Senior Indebtedness occurs and is continuing that permits the holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a person permitted to give such notice under the Indenture requesting that payment of principal or interest with respect to the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities be prohibited; provided that the foregoing will not prohibit payments made in accordance with the defeasance or satisfaction and discharge provisions of the applicable Indenture from monies deposited with the Trustee in accordance with such provisions prior to any such default, judicial proceeding or notice. However, except as may otherwise be described in the applicable Prospectus Supplement, the Company may resume payments in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities and may acquire such Senior Subordinated Debt Securities or Subordinated Debt Securities upon the earlier of (a) the date upon which the default or event of default with respect to such Designated Senior Indebtedness is cured or waived or ceases to exist or (b) in the case of an event of default referred to in (ii) above, the expiration of 179 days after notice is received (a "Payment Blockage Period"); provided that the terms of the Indenture otherwise permit the payment or acquisition of such Offered Debt Securities at the time in question. Only one Payment Blockage Period may be commenced within any consecutive 365-day period in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities, and in no event will a Payment Blockage Period extend beyond 179 days from the date payment on such Offered Debt Securities is due. For the purpose of the provisions described in this paragraph, no default which, to the knowledge of certain specified authorized persons, existed or was continuing on the date of the commencement of any Payment Blockage Period by such person, shall be made the basis for the commencement of a subsequent Payment Blockage Period by such person, whether or not within any consecutive 365-day period, unless such default is cured or waived or ceases to exist, or the benefits of the provisions of the applicable Indenture described in this paragraph are waived in writing by such authorized persons for a period of not less than 90 consecutive days. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture and the Subordinated Indenture will define "Designated Senior Indebtedness" of the Company as (i) Senior Indebtedness of the Company permitted to be incurred under the applicable Indenture under any institutional credit agreement (including, the Company's existing principal credit facility) and (ii) any other Senior Indebtedness permitted to be incurred under the applicable Indenture the principal amount of which is $25,000,000 or more.

         Except as may otherwise be described in the applicable Prospectus Supplement, the subordination provision described herein will not prevent the occurrence of any Event of Default under the Senior Subordinated Indenture or the Subordinated Indenture.

         The Indentures for the 1993 Senior Notes and the 1996 Senior Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities.

         For example, the Indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, except for a limited dollar basket or using the proceeds of new subordinated debt or equity securities.

         In addition, the claims of third parties to the assets of the Company's subsidiaries incurring obligations to such third parties will be superior to those of the Company as a stockholder, and therefore the Offered Debt Securities may be deemed to be effectively subordinated to the claims of such third parties.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO BOTH SENIOR AND SENIOR SUBORDINATED DEBT SECURITIES

         Affirmative Covenants. In addition to such other covenants, if any, as may be described in the applicable Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures for the Offered Debt Securities will require the Company, subject to certain limitations described therein, to, among other things, do the following:
(i) pay the principal of, and interest on, the Offered Debt Securities when the same shall be due and payable; (ii) maintain an office or agency where Offered Debt Securities may be surrendered for payment or registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Offered Debt Securities and the Indentures may be served; (iii) deliver to the Trustee copies of all reports filed with the Commission; (iv) deliver to the Trustee annual officers' certificates with respect to the Company's compliance with its obligations under each Indenture; (v) maintain its corporate existence subject to the provisions described below under the captions "-- Senior Indenture Covenants --Limitations on Mergers and Consolidations and "-- Senior Subordinated Indenture Covenants -- Limitations on Mergers and Consolidations;" (vi) pay its taxes when due except where such taxes are being contested in good faith; and (vii) maintain insurance in at least such amounts and against such risks as are usually and prudently insured against in the same general area by companies engaged in the same or a similar business. Except as may be set forth in the accompanying Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time. See "-- Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants."

SENIOR INDENTURE COVENANTS

         In addition to the other covenants set forth in the Prospectus and except as otherwise provided in a Prospectus Supplement relating to the Offered Senior Debt Securities, the Senior Indenture will include the following covenants:

         Reports to Holders of Senior Debt Securities. The Senior Indenture will provide that as long as more than 10 percent of the original amount of the Offered Senior Debt Securities is outstanding, the Company will (i) remain subject to the requirements of Section 13 or 15(d) of the Exchange Act whether or not it is required to do so by the provisions thereof and will file with the Commission all periodic reports as may be required thereunder and (ii) file with the Commission, and with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the periodic reports which the Company may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also make such reports available to the Holders, prospective purchasers of the Offered Senior Debt Securities, securities analysts and broker-dealers upon their written request.

         The Senior Indenture will also provide that in the event that (i) 10 percent or less of the original principal amount of the Offered Senior Debt Securities are outstanding and (ii) the Company is not required to file with the Commission such reports and other information referred to in the preceding paragraph, the Company will furnish to the Trustee (A) within 120 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of the Annual Report on Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in the Quarterly Report on Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, and (C) promptly from the time after the occurrence of an event which would be required to be reported in the Current Report on Form 8-K if the Company was required to file such Report, such other reports containing information required to be contained in the Current Report on Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

         The Senior Indenture will also provide that the Company will also comply with the other provisions of Section 314(a) of the TIA.

         Limitations on Restricted Payments. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the Issue Date if at the time of such Restricted Payment:

                  (i) the amount of such Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined by the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of: (1) $100,000,000, plus (2) 50 percent of the Company's Consolidated Net Income accrued during the period (taken as a single period) since January 1, 1997 (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), plus (3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the Issue Date but only to the extent not applied under clause (d) of the definition of "Restricted Payment" set forth herein, plus (4) 100 percent of the principal amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus (5) 100 percent of the aggregate amounts received by the Company or any Restricted Subsidiary upon the sale, disposition or liquidation (including by way of dividends) of any Investment but only to the extent (x) not included in Consolidated Net Income in clause (i)(2) above and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the provisions of the Senior Indenture described in this paragraph, plus (6) 100 percent of the principal amount of, or if issued at a discount the accreted value of, any Indebtedness or other obligation that is the subject of a guaranty by the Company which is released after the Issue Date, but only to the extent that the granting of such guaranty constituted a "Restricted Payment" under the definition thereof set forth in the Senior Indenture and described herein; or

                  (ii) the Company would be unable to incur an additional $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio set forth under the caption "--Limitations on Additional Indebtedness"; or

                  (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

         Notwithstanding the foregoing, the provisions of the Senior Indenture described above will not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Senior Indenture on the date of declaration or (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness for, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock).

         Limitations on Additional Indebtedness. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any additional Indebtedness (other than Indebtedness between the Company and its Restricted Subsidiaries which are Wholly Owned Subsidiaries or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries), including Acquisition Debt, unless, after giving effect thereto or the application of the proceeds therefrom, the (a) Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0; and (b) ratio of the Company's Indebtedness (excluding, for purposes of this calculation, Non-Recourse Indebtedness) to Consolidated Tangible Net Worth on the date thereof is not greater than 2.25 to 1.0.


         Notwithstanding the foregoing, the provisions of the Senior Indenture will not prevent: (i) in addition to the Indebtedness permitted to be Incurred under clauses (ii), (iii) and (iv) of this sentence and Indebtedness permitted to be Incurred under the provisions of the Senior Indenture described in the preceding paragraph, the Company and/or any Restricted Subsidiary from Incurring
(A) Refinancing Indebtedness, (B) Non-Recourse Indebtedness, and (C) Indebtedness Incurred for working capital purposes or to finance the acquisition, holding or development of property by the Company and its Restricted Subsidiaries (including, without limitation, the financing of any related interest reserve) in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $130,000,000 (excluding any Indebtedness referred to in clauses (i)(A) and (i)(B), (ii), (iii) and (iv) of this paragraph) less the amount of any Indebtedness repaid pursuant to the provisions of the Senior Indenture described in clause (ii)(A) of the first paragraph under the caption "-- Disposition of Proceeds of Asset Sales,"

(ii) Unrestricted Subsidiaries from Incurring Indebtedness, (iii) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company or any Restricted Subsidiary consistent with past practice and (iv) Restricted Subsidiaries from guaranteeing Indebtedness of the Company or another Restricted Subsidiary; provided that the tangible net assets of all Restricted Subsidiaries guaranteeing Indebtedness of the Company or other Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date of Incurring any such guaranty, as determined in accordance with GAAP, shall not exceed 10% of the Company's Consolidated Tangible Net Assets.

         Change of Control. The Senior Indenture will provide that, following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase (a "Change of Control Offer") from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), the Outstanding Offered Senior Debt Securities at an offer price (the "Change of Control Price") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in the "Change of Control" covenant of the Senior Indenture.

         In addition, the Senior Indenture will provide that, within 30 days after the date of any Change of Control, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of such Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable such Holders to tender their Offered Senior Debt Securities to the Company.

         The Senior Indenture will also provide that:

                  (a) In the event of a Change of Control Offer, the Company will only be required to accept Offered Senior Debt Securities in denominations of $1,000 or integral multiples thereof.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Change of Control Offer. Notwithstanding the foregoing, if a Change of Control Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption "--Change of Control."

                  (c) Not later than one Business Day prior to the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly authenticate and mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Change of Control Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Change of Control Offer will be returned to the Company.

                  (d) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

         There can be no assurance that sufficient funds will be available at the time of a Change of Control to make any required repurchases. The Company's failure to make any required repurchases in the event of a Change of Control Offer will create an Event of Default under the Senior Indenture.

         No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Debt Securities can determine whether a Change of Control has occurred and exercise any remedies such Holder may have upon a Change of Control.

         Limitations on Transactions with Affiliates. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Restricted Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10 percent or more of the Common Equity of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate.

         The Senior Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $10,000,000, unless in each case such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

         The Senior Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $20,000,000 unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

         The Senior Indenture will also provide that, notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees or directors of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers or employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under the provisions of the Senior Indenture described under the caption "--Limitations on Restricted Payments", (iv) any transaction between the Company or a Restricted Subsidiary and another Restricted Subsidiary, (v) any contract, agreement or understanding as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including any amendment thereto) or (vi) loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000.

         Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in Existing Indebtedness as in effect on the Issue Date, (c) any restrictions or encumbrances arising in connection with the Existing Credit Facility; provided that any such restrictions and encumbrances relating to any extension or renewal of the Existing Credit Facility are not more restrictive than those in the Existing Credit Facility being extended or renewed, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Senior Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, (f) reasonable and customary borrowing base covenants set forth in credit agreements evidencing Indebtedness otherwise permitted by the Senior Indenture which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets and (g) any restrictions under any instrument creating or evidencing any Acquisition Debt that was permitted to be Incurred pursuant to the Senior Indenture and the Offered Senior Debt Securities and which (1) only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or any of its Restricted Subsidiaries and (2) were not created in connection with, or in contemplation of, such acquisition, and any restrictions replacing those permitted by this clause (g) which are not more restrictive than, and do not extend to any Persons or assets other than the Persons or assets subject to, the restrictions and encumbrances so replaced.

         Maintenance of Consolidated Tangible Net Worth. The Senior Indenture will provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of each such period the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "Net Worth Offer"), and will purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "Net Worth Offer Date"), ten percent of the original Outstanding principal amount of the Offered Senior Debt Securities (the "Net Worth Amount") at an offer price (the "Net Worth Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date, in accordance with the procedures set forth in the "Maintenance of Consolidated Tangible Net Worth" covenant of the Senior Indenture. To the extent that the aggregate amount of Offered Senior Debt Securities tendered pursuant to a Net Worth Offer is less than the Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Offered Senior Debt Securities tendered, or a portion thereof, for general corporate purposes.

         The Senior Indenture will also provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of such period, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice prepared by the Company advising such Holders of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Offered Senior Debt Securities to the Company.

         The Senior Indenture will also provide that:

                  (a) In the event that the aggregate principal amount of Offered Senior Debt Securities surrendered by Holders exceeds the Net Worth Amount, the Company will select the Offered Senior Debt Securities to be purchased on a pro rata basis from all Offered Senior Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Offered Senior Debt Securities are purchased only in part will be issued new Offered Senior Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Debt Securities surrendered.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Net Worth Offer. Notwithstanding the foregoing, if a Net Worth Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption "--Maintenance of Consolidated Tangible Net Worth."

                  (c) Not later than one Business Day prior to the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Net Worth Offer (on a pro rata basis if required pursuant to the provisions of the Senior Indenture described in paragraph (a) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent with an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly after acceptance mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Net Worth Offer Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer on the Net Worth Offer Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Net Worth Offer will be returned to the Company.

                  (d) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

         There can be no assurance that sufficient funds will be available at the time of a Net Worth Offer to make any required repurchases. The Company's failure to make any required repurchases in the event of a Net Worth Offer will create an Event of Default under the Senior Indenture.

         Limitations on Mergers and Consolidations. The Senior Indenture will provide that the Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations thereunder or under the Offered Senior Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Offered Senior Debt Securities and the Senior Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default under the Senior Indenture has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) the Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to Incur at least $1 of additional Indebtedness under such Consolidated Fixed Charge Coverage Ratio test. However, any such consolidation, merger, sale, lease, conveyance or disposition may result in a Change of Control, thereby requiring the Company to make a Change of Control Offer. See "-- Change of Control."

         No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Debt Securities can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such Holder may have upon the occurrence of any such transaction.

         Disposition of Proceeds of Asset Sales. The Senior Indenture will provide, subject to the provisions of the Senior Indenture described under the caption "-- Limitations on Mergers and Consolidations", that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value for the shares or assets sold or otherwise disposed of (which will be determined in good faith by the Board of Directors of the Company); provided that the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or cash equivalents will not, when aggregated with the Fair Market Value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Issue Date that has not been converted into cash or cash equivalents, exceed five percent of the Consolidated Tangible Net Assets of the Company at the time of the Asset Sale under consideration, and (ii) the Company will apply the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales occurring subsequent to the Issue Date as follows: (A) to repay any outstanding Indebtedness of the Company that is not subordinated to the Offered Senior Debt Securities, or other Indebtedness of the Company, or to the payment of any Indebtedness of any Restricted Subsidiary, in each case, within one year after such Asset Sale or (B) to replace the properties and assets that were the subject of the Asset Sale or properties and assets that (as determined by the Board of Directors of the Company, whose determination will be conclusive) will be used in the businesses existing on the Issue Date of the Company and its Restricted Subsidiaries or in businesses reasonably related thereto within one year after such Asset Sale. The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding sentence constitutes "Excess Proceeds."

         The Senior Indenture also will provide that, notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds required by the provisions of the Senior Indenture described in the preceding paragraph until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied in accordance with the provisions of the Senior Indenture described in the preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of an extraordinary dividend or return of capital on such noncash property.

         The Senior Indenture will also provide that, when the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (an "Excess Proceeds Offer"), and will purchase from Holders accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the "Asset Sale Offer Date"), the maximum principal amount (expressed as a multiple of $1,000) of Offered Senior Debt Securities that may be purchased out of the Excess Proceeds, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in the "Disposition of Proceeds of Asset Sales" covenant in the Senior Indenture. To the extent that the aggregate amount of Offered Senior Debt Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use the Excess Proceeds which exceed the aggregate amount of Offered Senior Debt Securities tendered pursuant to such Excess Proceeds Offer for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

         In addition, the Senior Indenture will provide that, within 30 days after the date on which the amount of Excess Proceeds equals $5,000,000 or more, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date such Excess Proceeds equals $5,000,000, at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof.

         The Senior Indenture will also provide that:

                  (a) In the event the aggregate principal amount of Offered Senior Debt Securities surrendered by Holders exceeds the amount of Excess Proceeds, the Company will select the Offered Senior Debt Securities to be purchased on a pro rata basis from all Offered Senior Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Excess Proceeds remaining are less than $1,000, the Company may use such Excess Proceeds for general corporate purposes. Holders whose Offered Senior Debt Securities are purchased only in part will be issued new Offered Senior Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Debt Securities surrendered.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make an Excess Proceeds Offer. Notwithstanding the foregoing, if an Excess Proceeds Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption "-- Disposition of Proceeds of Asset Sales."

                  (c) Not later than one Business Day prior to the Asset Sale Offer Date in connection with which the Excess Proceeds Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required pursuant to the provisions of the Senior Indenture described in paragraph (a) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Asset Sale Offer Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and upon receipt of an Officers' Certificate of the Company the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Asset Sale Offer

         Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

                  (d) Any Excess Proceeds Offer will be conducted by the Company in compliance with applicable law, including, without limitation,
         Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

                  (e) Whenever Excess Proceeds are received by the Company, and prior to the allocation of such Excess Proceeds pursuant to the provisions of the Senior Indenture described under the caption "--Disposition of Proceeds of Asset Sales", such Excess Proceeds will be set aside by the Company in a separate account to be held in trust for the benefit of the Holders; provided, however, that in the event the Company will be unable to set aside such Excess Proceeds in a separate account because of provisions of applicable law or any agreement, indenture, document or instrument relating to Existing Indebtedness or Refinancing Indebtedness with respect thereto, the Company will not be required to set aside such Excess Proceeds.

         There can be no assurance that sufficient funds will be available at the time of an Excess Proceeds Offer to make any required repurchases. In addition, the Company's principal credit facility imposes restrictions on the Company's ability to purchase the Offered Senior Debt Securities. The Company's failure to make any required repurchases in the event of an Excess Proceeds Offer will create an Event of Default under the Senior Indenture.

         Restrictions on Restricted Subsidiary Indebtedness. The Senior Indenture will provide that the Company will not permit any Restricted Subsidiaries to, directly or indirectly, Incur any additional Indebtedness after the Issue Date other than: (i) Refinancing Indebtedness, (ii) Non-Recourse Indebtedness, (iii) Indebtedness to the Company, (iv) any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Restricted Subsidiary and (v) any guaranty of Indebtedness of the Company or another Restricted Subsidiary; provided that the tangible net assets of all Restricted Subsidiaries guaranteeing Indebtedness of the Company or other Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date of Incurring any such guaranty, as determined in accordance with GAAP, shall not exceed 10 percent of the Company's Consolidated Tangible Net Assets.

         Limitations and Restrictions on Issuance of Capital Stock of Restricted Subsidiaries. The Senior Indenture will provide that the Company will not permit any Restricted Subsidiaries to issue, or permit to be outstanding at any time, Preferred Stock or any other Capital Stock constituting Disqualified Stock.

         Limitations on Liens. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom unless contemporaneously therewith or prior thereto all payments due under the Senior Indenture and the Offered Senior Debt Securities are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

         For purposes solely of this "Senior Indenture Covenants" section of this Prospectus, the terms set forth below shall have the following meanings:

         "Acquisition Debt" means Indebtedness of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business of the Company and its Subsidiaries), including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

         "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of the Senior Indenture, each executive officer and director of the Company and each Restricted Subsidiary will be an Affiliate of the Company. In addition, for purposes of the Senior Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

         "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the Issue Date of the Offered Senior Debt Securities or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5,000,000 or more as to such transaction or series of related transactions; provided, however, (i) sales of homes and sales of mortgages on homes in the ordinary course of business consistent with past practices will not constitute Asset Sales, (ii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets in the ordinary course of business consistent with past practices will not constitute Asset Sales, (iii) sales, leases, sale-leasebacks or other dispositions of amenities and other improvements at the Company's or its Subsidiaries' communities in the ordinary course of business consistent with past practices will not constitute Asset Sales, and (iv) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company will not constitute Asset Sales.

         "Board of Directors" means the board of directors of a Person or any authorized committee of the board of directors of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligations" of any Person means any obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

         "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control, (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions, (iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii) or (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses beneficial ownership (as determined in accordance with Rule 13d- 3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under Section 12(b) or 12(g) of the Exchange Act.

         "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person, or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Consolidated Cash Flow Available for Fixed Charges" of the Company means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus (iii) Consolidated Interest Expense, plus (iv) all depreciation, and without duplication, amortization (including, without limitation, previously capitalized interest amortized to cost of sales), plus (v) all other noncash items reducing Consolidated Net Income for such period, minus (vi) all other noncash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four fiscal quarters for which financial results have been reported immediately preceding the determination date.

         "Consolidated Income Tax Expense" of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Incurred" of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of dividends or similar distributions during such period, (ii) except to the extent includable in the Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that

(but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and (v) the gains (but not losses) resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company, (b) Asset Sales and (c) other extraordinary items. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by the Company. Consolidated Net Income will exclude any noncash losses, whether or not extraordinary, incurred in connection with the issuance of Capital Stock (other than Disqualified Stock) in exchange for Indebtedness of the Company or its Wholly Owned Restricted Subsidiaries.

         "Consolidated Tangible Net Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less:
(i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

         "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "Defeasance" has the meaning set forth in Section 11.02 of the Senior Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Maturity date of the Offered Senior Debt Securities; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final Maturity of the Offered Senior Debt Securities will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the Senior Indenture described under the caption "Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Offered Senior Debt Securities pursuant to the "Change of Control" covenant set forth in the Senior Indenture.

         "Disqualified Stock Dividend" of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

         "Event of Default" has the meaning set forth under the caption "-- Events of Default."

         "Existing Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 28, 1997, between the Company and the lenders named therein and The First National Bank of Chicago, as Agent (together with the documents related thereto (including, without limitation, any guaranty agreements)), as such Facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations thereunder are guaranteed by the Company) all or any portion of, the Indebtedness under such Facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such Facility or any successor facilities.

         "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

         "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder" means a Person in whose name an Offered Senior Debt Security is registered.

         "Incur" means to, directly or indirectly, create, incur, assume, guaranty, extend the maturity of, or otherwise become liable with respect to any Indebtedness.

         "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Senior Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Senior Indenture and other than the purchase of mortgage commitments in the ordinary course of business), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement (except trade payables and accrued expenses incurred in the ordinary course of business), (vi) all Capitalized Lease Obligations of such Person, (vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (viii) all indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guaranty or liability, and (ix) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of indebtedness of any Person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above and (c) in the case of clause (vii) (if the indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair

Market Value of all assets subject to a Lien securing the indebtedness of others on the date that the Lien attaches and (B) amount of the indebtedness secured.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent with respect to the Company, all of its Subsidiaries, and each Affiliate of the Company and/or its Subsidiaries that is involved in the Affiliate Transaction with respect to which such firm has been engaged.

         "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Issue Date or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest included as a component of cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

         "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

         "Investments" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person determined in accordance with GAAP.

         "Issue Date" means the date of original issuance of the Offered Senior Debt Securities.

         "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity", when used with respect to an Offered Senior Debt Security, means the date on which the principal of such Offered Senior Debt Security or an installment of principal becomes due and payable as therein provided or provided in the Senior Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Proceeds" means cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of (i)(a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through
(e) of clause (i) hereof.

         "Non-Recourse Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of the Company or such Restricted Subsidiary may be realized upon in collection of principal or interest on such Indebtedness.

         "Officer" means the Chairman of the Board, the President, the Senior Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of a Person.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Person's Chief Executive Officer (or Co-Chief Executive Officer), Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer.

         "Outstanding", when used with respect to Offered Senior Debt Securities, means, as of the date of determination, all Offered Senior Debt Securities theretofore authenticated and delivered under the Senior Indenture, except:

                  (i) Offered Senior Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Offered Senior Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Offered Senior Debt Securities; provided that, if such Offered Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Offered Senior Debt Securities as to which the Defeasance has been effected pursuant to the defeasance provisions, if any, of the Senior Indenture; and

                  (iv) Offered Senior Debt Securities which have been paid pursuant to the "Mutilated, Destroyed, Lost and Stolen Securities" section of the Senior Indenture or in exchange for or in lieu of which other Offered Senior Debt Securities have been authenticated and delivered pursuant to the Senior Indenture, other than any such Offered Senior Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Offered Senior Debt Securities are held by a bona fide purchaser in whose hands such Offered Senior Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Offered Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Senior Indenture, (a) the principal amount of an Offered Senior Debt Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 of the Senior Indenture on the Issue Date, of the principal amount of such Offered Senior Debt Security, and (b) Offered Senior Debt Securities owned by the Company or any other obligor of the Offered Senior Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Offered Senior Debt Securities which the Trustee knows to be so owned shall be so disregarded. Offered Senior Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Offered Senior Debt Securities and that the pledgee is not the Company or any other obligor upon the Offered Senior Debt Securities or any Subsidiary of the Company or of such other obligor.

         "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of or any interest on any Offered Senior Debt Security.

         "Permitted Investment" of any Person means any Investment of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better (or a similar rating by any successor thereof), (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Senior Indenture.

         "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP,

(ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries, (v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings, (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business, (viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (x) Liens securing Refinancing Indebtedness; provided that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets, (xi) Liens securing Indebtedness of the Company and its Restricted Subsidiaries; provided that the aggregate amount of Indebtedness secured by Liens (other than Non-Recourse Indebtedness secured by Liens) will not exceed 40 percent of Consolidated Tangible Net Assets, (xii) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with the provisions of the Senior Indenture, (xiii) Liens existing on the Issue Date, including, without limitation, Liens securing Existing Indebtedness, (xiv) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Senior Indenture, (xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof, (xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xvii) Liens securing Indebtedness of an Unrestricted Subsidiary, (xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders and (xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business of the Company, by the Company or any Restricted Subsidiary.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Place of Payment", when used with respect to the Offered Senior Debt Securities, means the place or places where the principal of and interest on the Offered Senior Debt Securities are payable.

         "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be Incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Senior Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Offered Senior Debt Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all,
(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Offered Senior Debt Securities, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the

Maturity date of the Offered Senior Debt Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity date of the Offered Senior Debt Securities, (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended, (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary, and (vi) such Refinancing Indebtedness is Incurred within 180 days before or after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended; provided that Refinancing Indebtedness shall include the amount of any Indebtedness under the Existing Credit Facility which is Incurred within 180 days before or after the repayment of an equal amount of Indebtedness under the Existing Credit Facility which was Incurred pursuant to the provisions of the Senior Indenture described in the first paragraph under the caption "-- Limitations on Additional Indebtedness."

         "Registrar" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Indenture.

         "Restricted Investment" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director of any Affiliate of such Person, or (iii) other Person other than a Restricted Subsidiary which is a Wholly Owned Subsidiary of the referent Person; provided, however, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment provided such loan or advance is made in the ordinary course of business consistent with past practices, and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000), such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof.

         "Restricted Payment" with respect to any Person means (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definitions of Restricted Payment in clause (i) above), either directly or indirectly, (iii) any Restricted Investment, and (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated in right of payment to the Offered Senior Debt Securities (provided, however, that the payment, redemption, repurchase, defeasance or other acquisition or retirement of any such subordinated Indebtedness by the Company or any Restricted Subsidiary on its scheduled final Maturity date or on any other scheduled date for the payment of any installment of principal thereof (whether pursuant to a sinking fund, mandatory redemption or otherwise) shall not be a Restricted Payment); provided, further, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment or other obligation described in clause (i), (ii) or (iii) above made to, or on behalf of or for the benefit of, the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any proportionate payment in respect of minority interests in Restricted Subsidiaries of the Company to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income, or (c) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated to the Offered Senior Debt Securities if the consideration therefor consists solely of, or is the proceeds from, Indebtedness subordinated to the Offered Senior Debt Securities to the same extent as the Indebtedness being paid, redeemed, repurchased, defeased or otherwise acquired or retired, or (d) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock (other than

Disqualified Stock) of such Person, or the proceeds from such sale of such Capital Stock, or (e) any loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000, or (f) any principal payment, redemption, repurchase, defeasance, or other acquisition or retirement of the Debentures.

         "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

         "Security Register" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Indenture.

         "Stated Maturity", when used with respect to any Offered Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Offered Senior Debt Security as the fixed date on which the principal of such Offered Senior Debt Security or such installment of principal or interest is due and payable.

         "Subsidiary" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Common Equity.

         "Trustee" means the Person named as Trustee in the first paragraph of the Senior Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee thereunder.

         "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a Board Resolution. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the provisions of the Senior Indenture described under the caption "--Limitations on Additional Indebtedness" as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the provisions of the Senior Indenture described under the caption "--Limitations on Restricted Payments" and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under such provisions, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness or portion thereof.

         "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

SENIOR SUBORDINATED INDENTURE COVENANTS

         In addition to the other covenants set forth in the Prospectus and except as otherwise provided in a Prospectus Supplement relating to the Offered Senior Subordinated Debt Securities, the Senior Subordinated Indenture will include the following covenants:

         Reports to Holders of Senior Subordinated Debt Securities. The Senior Subordinated Indenture will provide that as long as more than 10 percent of the original amount of the Offered Senior Subordinated Debt Securities is outstanding, the Company will (i) remain subject to the requirements of Section 13 or 15(d) of the Exchange Act whether or not it is required to do so by the provisions thereof and will file with the Commission all periodic reports as may be required thereunder and (ii) file with the Commission, and with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the periodic reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also make such reports available to the Holders, prospective purchasers of the Offered Senior Subordinated Debt Securities, securities analysts and broker-dealers upon their written request.

         The Senior Subordinated Indenture will also provide that in the event that (i) 10 percent or less of the original principal amount of the Offered Senior Subordinated Debt Securities are outstanding and (ii) the Company is not required to file with the Commission such reports and other information referred to in the preceding paragraph, the Company will furnish to the Trustee (A) within 120 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of the Annual Report on Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in the Quarterly Report on Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, and (C) promptly from the time after the occurrence of an event which would be required to be reported in the Current Report on Form 8-K if the Company was required to file such Report, such other reports containing information required to be contained in the Current Report on Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

         The Senior Subordinated Indenture will also provide that the Company will also comply with the other provisions of Section 314(a) of the TIA.

         Limitations on Restricted Payments. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the Issue Date if at the time of such Restricted Payment:

                  (i) the amount of such Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined by the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of: (1) $100,000,000, plus (2) 50 percent of the Company's Consolidated Net Income accrued during the period (taken as a single period) since January 1, 1997 (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), plus (3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the Issue Date but only to the extent not applied under clause (c) of the definition of "Restricted Payment" set forth herein, plus (4) 100 percent of the principal amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus (5) 100 percent of the aggregate amounts received by the Company or any Restricted Subsidiary upon the sale, disposition or liquidation (including by way of dividends) of any Investment but only to the extent (x) not included in Consolidated Net Income in clause (i)(2) above and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the provisions of the Senior Subordinated Indenture described in this paragraph, plus (6) 100 percent of the principal amount of, or if issued at a discount the accreted value of, any Indebtedness or other obligation that is the subject of a guaranty by the Company which is released after the Issue Date, but only to the extent that the granting of such guaranty constituted a "Restricted Payment" under the definition thereof set forth in the Senior Subordinated Indenture and described herein; or

                  (ii) the Company would be unable to incur an additional $1.00 of Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth under the caption "--Limitations on Additional Indebtedness"; or

                  (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

         Notwithstanding the foregoing, the provisions of the Senior Subordinated Indenture described above will not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Senior Subordinated Indenture on the date of declaration or (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness for, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock).

         Limitations on Additional Indebtedness. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any additional Indebtedness (other than Indebtedness between the Company and its Restricted Subsidiaries which are Wholly Owned Subsidiaries or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries), including Acquisition Debt, unless, after giving effect thereto or the application of the proceeds therefrom, the ratio of the Company's Indebtedness (excluding, for purposes of this calculation, Non-Recourse Indebtedness) to Consolidated Tangible Net Worth on the date thereof is not greater than 3.0 to 1.0.

         Notwithstanding the foregoing, the provisions of the Senior Subordinated Indenture will not prevent: (i) in addition to the Indebtedness permitted to be Incurred under clauses (ii), (iii) and (iv) of this sentence and Indebtedness permitted to be Incurred under the provisions of the Senior Subordinated Indenture described in the preceding paragraph, the Company and/or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness, (B) Non-Recourse Indebtedness, and (C) Indebtedness Incurred for working capital purposes or to finance the acquisition, holding or development of property by the Company and its Restricted Subsidiaries (including, without limitation, the financing of any related interest reserve) in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $50,000,000 (excluding any Indebtedness referred to in clauses (i)(A), (i)(B), (ii), (iii) and (iv) of this paragraph), (ii) Unrestricted Subsidiaries from Incurring Indebtedness, (iii) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company or any Restricted Subsidiary consistent with past practice and (iv) Restricted Subsidiaries from guaranteeing Indebtedness of the Company or another Restricted Subsidiary.

         Change of Control. The Senior Subordinated Indenture will provide that, following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase (a "Change of Control Offer") from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of

Control Payment Date"), the Outstanding Offered Senior Subordinated Debt Securities at an offer price (the "Change of Control Price") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in the "Change of Control" covenant of the Senior Subordinated Indenture.

         In addition, the Senior Subordinated Indenture will provide that, within 30 days after the date of any Change of Control, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of such Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable such Holders to tender their Offered Senior Subordinated Debt Securities to the Company.

         The Senior Subordinated Indenture will also provide that:

                  (a) In the event of a Change of Control Offer, the Company will only be required to accept Offered Senior Subordinated Debt Securities in denominations of $1,000 or integral multiples thereof.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Change of Control Offer. Notwithstanding the foregoing, if a Change of Control Offer is made, the Company will pay for Offered Senior Subordinated Debt Securities tendered for purchase in accordance with the provisions of the Senior Subordinated Indenture described under the caption "--Change of Control."

                  (c) Not later than one Business Day prior to the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Offered Senior Subordinated Debt Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Subordinated Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Subordinated Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly authenticate and mail or deliver to Holders of Offered Senior Subordinated Debt Securities so accepted payment in an amount equal to the Change of Control Price of the Offered Senior Subordinated Debt Securities purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Subordinated Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Subordinated Debt Security surrendered. Any Offered Senior Subordinated Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of the provisions of the Senior Subordinated Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Change of Control Offer will be returned to the Company.

                  (d) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

         There can be no assurance that sufficient funds will be available at the time of a Change of Control to make any required repurchases. The Company's failure to make any required repurchases in the event of a Change of Control Offer will create an Event of Default under the Senior Subordinated Indenture.

         For example, the Indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, except for a limited dollar basket or using the proceeds of new subordinated debt or equity securities.

         No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Subordinated Debt Securities can determine whether a Change of Control has occurred and exercise any remedies such Holder may have upon a Change of Control.

         Limitations on Transactions with Affiliates. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Restricted Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10 percent or more of the Common Equity of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate.

         The Senior Subordinated Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $10,000,000, unless in each case such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

         The Senior Subordinated Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $20,000,000 unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

         The Senior Subordinated Indenture will also provide that, notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees or directors of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers or employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under the provisions of the Senior Subordinated Indenture described under the caption "--Limitations on Restricted Payments", (iv) any transaction between the Company or a Restricted Subsidiary and another Restricted Subsidiary, (v) any contract, agreement or understanding as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including any amendment thereto) or (vi) loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000.

         Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in Existing Indebtedness as in effect on the Issue Date, (c) any restrictions or encumbrances arising in connection with the Existing Credit Facility; provided that any such restrictions and encumbrances relating to any extension or renewal of the Existing Credit Facility are not more restrictive than those in the Existing Credit Facility being extended or renewed, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Senior Subordinated Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, (f) reasonable and customary borrowing base covenants set forth in credit agreements evidencing Indebtedness otherwise permitted by the Senior Subordinated Indenture which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets and (g) any restrictions under any instrument creating or evidencing any Acquisition Debt that was permitted to be Incurred pursuant to the Senior Subordinated Indenture and the Offered Senior Subordinated Debt Securities and which (1) only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or any of its Restricted Subsidiaries and (2) were not created in connection with, or in contemplation of, such acquisition, and any restrictions replacing those permitted by this clause (g) which are not more restrictive than, and do not extend to any Persons or assets other than the Persons or assets subject to, the restrictions and encumbrances so replaced.

         Maintenance of Consolidated Tangible Net Worth. The Senior Subordinated Indenture will provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of each such period the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "Net Worth Offer"), and will purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "Net Worth Offer Date"), ten percent of the original Outstanding principal amount of the Offered Senior Subordinated Debt Securities (the "Net Worth Amount") at an offer price (the "Net Worth Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date, in accordance with the procedures set forth in the "Maintenance of Consolidated Tangible Net Worth" covenant of the Senior Subordinated Indenture. To the extent that the aggregate amount of Offered Senior Subordinated Debt Securities tendered pursuant to a Net Worth Offer is less than the Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Offered Senior Subordinated Debt Securities tendered, or a portion thereof, for general corporate purposes.

         The Senior Subordinated Indenture will also provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of such period, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Offered Senior Subordinated Debt Securities to the Company.

         The Senior Subordinated Indenture will also provide that:

                  (a) In the event that the aggregate principal amount of Offered Senior Subordinated Debt Securities surrendered by Holders exceeds the Net Worth Amount, the Company will select the Offered Senior Subordinated Debt Securities to be purchased on a pro rata basis from all Offered Senior Subordinated Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Subordinated Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Offered Senior Subordinated Debt Securities are purchased only in part will be issued new Offered

         Senior Subordinated Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Subordinated Debt Securities surrendered.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Net Worth Offer. Notwithstanding the foregoing, if a Net Worth Offer is made, the Company will pay for Offered Senior Subordinated Debt Securities tendered for purchase in accordance with the provisions of the Senior Subordinated Indenture described under the caption "--Maintenance of Consolidated Tangible Net Worth."

                  (c) Not later than one Business Day prior to the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Offered Senior Subordinated Debt Securities or portions thereof tendered pursuant to the Net Worth Offer (on a pro rata basis if required pursuant to the provisions of the Senior Subordinated Indenture described in paragraph (a) above),
         (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Subordinated Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Subordinated Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly after acceptance mail or deliver to Holders of Offered Senior Subordinated Debt Securities so accepted payment in an amount equal to the Net Worth Offer Price of the Offered Senior Subordinated Debt Securities purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Subordinated Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Subordinated Debt Security surrendered. Any Offered Senior Subordinated Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer on the Net Worth Offer Date. For purposes of the provisions of the Senior Subordinated Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Net Worth Offer will be returned to the Company.

                  (d) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

         For example, the Indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, except for a limited dollar basket or using the proceeds of new subordinated debt or equity securities.

         There can be no assurance that sufficient funds will be available at the time of a Net Worth Offer to make any required repurchases. The Company's failure to make any required repurchases in the event of a Net Worth Offer will create an Event of Default under the Senior Subordinated Indenture.

         Limitations on Mergers and Consolidations. The Senior Subordinated Indenture will provide that the Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations thereunder or under the Offered Senior Subordinated Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Offered Senior Subordinated Debt Securities and the Senior Subordinated Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the Senior Subordinated Indenture and described under the caption "--Limitations on Additional Indebtedness" of the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to Incur at least $1 of additional Indebtedness under such ratio. However, any such consolidation, merger, sale, lease, conveyance or disposition may result in a Change of Control, thereby requiring the Company to make a Change of Control Offer. See "-- Change of Control."

         No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Subordinated Debt Securities can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such Holder may have upon the occurrence of any such transaction.

         For purposes solely of this "Senior Subordinated Indenture Covenants" section of this Prospectus, the terms set forth below shall have the following meanings:

         "Acquisition Debt" means Indebtedness of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business of the Company and its Subsidiaries), including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

         "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of the Senior Subordinated Indenture, each executive officer and director of the Company and each Restricted Subsidiary will be an Affiliate of the Company. In addition, for purposes of the Senior Subordinated Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

         "Board of Directors" means the board of directors of a Person or any authorized committee of the board of directors of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligations" of any Person means any obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

         "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control, (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions, (iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii) or (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses beneficial ownership (as determined in accordance with Rule 13d- 3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under
Section 12(b) or 12(g) of the Exchange Act.

         "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person, or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of dividends or similar distributions during such period, (ii) except to the extent includable in the Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and (v) the gains (but not losses) resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company, (b) the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any asset of the Company which is not sold or disposed of in the ordinary course of business and (c) other extraordinary items. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by the Company. Consolidated Net Income will exclude any noncash losses, whether or not extraordinary, incurred in connection with the issuance of Capital Stock (other than Disqualified Stock) in exchange for Indebtedness of the Company or its Wholly Owned Restricted Subsidiaries.

         "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "Defeasance" has the meaning set forth in Section 11.02 of the Senior Subordinated Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Maturity date of the Offered Senior Subordinated Debt Securities; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final Maturity of the Offered Senior Subordinated Debt Securities will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the Senior Subordinated Indenture described under the caption "Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Offered Senior Subordinated Debt Securities pursuant to the "Change of Control" covenant set forth in the Senior Subordinated Indenture.

         "Event of Default" has the meaning set forth under the caption "-- Events of Default."

         "Existing Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 28, 1997, between the Company and the lenders named therein and The First National Bank of Chicago, as Agent (together with the documents related thereto (including, without limitation, any guaranty agreements)), as such Facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations thereunder are guaranteed by the Company) all or any portion of, the Indebtedness under such Facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such Facility or any successor facilities.

         "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

         "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder" means a Person in whose name an Offered Senior Subordinated Debt Security is registered.

         "Incur" means to, directly or indirectly, create, incur, assume, guaranty, extend the maturity of, or otherwise become liable with respect to any Indebtedness.

         "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Senior Subordinated Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Senior Subordinated Indenture and other than the purchase of mortgage commitments in the ordinary course of business), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement (except trade payables and accrued expenses incurred in the ordinary course of business), (vi) all Capitalized Lease Obligations of such Person, (vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (viii) all indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guaranty or liability, and (ix) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of indebtedness of any Person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above and (c) in the case of clause (vii) (if the indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the indebtedness of others on the date that the Lien attaches and (B) amount of the indebtedness secured.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent with respect to the Company, all of its Subsidiaries, and each Affiliate of the Company and/or its Subsidiaries that is involved in the Affiliate Transaction with respect to which such firm has been engaged.

         "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Issue Date or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         "Investments" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person determined in accordance with GAAP.

         "Issue Date" means the date of original issuance of the Offered Senior Subordinated Debt Securities.

         "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity", when used with respect to an Offered Senior Subordinated Debt Security, means the date on which the principal of such Offered Senior Subordinated Debt Security or an installment of principal becomes due and payable as therein provided or provided in the Senior Subordinated Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Non-Recourse Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of the Company or such Restricted Subsidiary may be realized upon in collection of principal or interest on such Indebtedness.

         "Officer" means the Chairman of the Board, the President, the Senior Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of a Person.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Person's Chief Executive Officer (or Co-Chief Executive Officer), Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer.

         "Outstanding", when used with respect to Offered Senior Subordinated Debt Securities, means, as of the date of determination, all Offered Senior Subordinated Debt Securities theretofore authenticated and delivered under the Senior Subordinated Indenture, except:

                  (i) Offered Senior Subordinated Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Offered Senior Subordinated Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Offered Senior Subordinated Debt Securities; provided that, if such Offered Senior Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Subordinated Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Offered Senior Subordinated Debt Securities as to which the Defeasance has been effected pursuant to the defeasance provisions, if any, of the Senior Subordinated Indenture; and

                  (iv) Offered Senior Subordinated Debt Securities which have been paid pursuant to the "Mutilated, Destroyed, Lost and Stolen Securities" section of the Senior Subordinated Indenture or in exchange for or in lieu of which other Offered Senior Subordinated Debt Securities have been authenticated and delivered pursuant to the Senior Subordinated Indenture, other than any such Offered Senior Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Offered Senior Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Offered Senior Subordinated Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Offered Senior Subordinated Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Senior Subordinated Indenture, (a) the principal amount of an Offered Senior Subordinated Debt Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 of the Senior Subordinated Indenture on the Issue Date, of the principal amount of such Offered Senior Subordinated Debt Security, and (b) Offered Senior Subordinated Debt Securities owned by the Company or any other obligor of the Offered Senior Subordinated Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Offered Senior Subordinated Debt Securities which the Trustee knows to be so owned shall be so disregarded. Offered Senior Subordinated Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Offered Senior Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Offered Senior Subordinated Debt Securities or any Subsidiary of the Company or of such other obligor.

         "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of or any interest on any Offered Senior Subordinated Debt Security.

         "Permitted Investment" of any Person means any Investment of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better (or a similar rating by any successor thereof), (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Senior Subordinated Indenture.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Place of Payment", when used with respect to the Offered Senior Subordinated Debt Securities, means the place or places where the principal of and interest on the Offered Senior Subordinated Debt Securities are payable.

         "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be Incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Senior Subordinated Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Offered Senior Subordinated Debt Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Offered Senior Subordinated Debt Securities, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity date of the Offered Senior Subordinated Debt Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity date of the Offered Senior Subordinated Debt Securities, (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended, (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary, and (vi) such Refinancing Indebtedness is Incurred within 180 days before or after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended; provided that Refinancing Indebtedness shall include the amount of any Indebtedness under the Existing Credit Facility which is Incurred within 180 days before or after the repayment of an equal amount of Indebtedness under the Existing Credit Facility which was Incurred pursuant to the provisions of the Senior Subordinated Indenture described in the first paragraph under the caption "-- Limitations on Additional Indebtedness."

         "Registrar" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Subordinated Indenture.

         "Restricted Investment" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director of any Affiliate of such Person, or (iii) other Person other than a Restricted Subsidiary which is a Wholly Owned Subsidiary of the referent Person; provided, however, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment provided such loan or advance is made in the ordinary course of business consistent with past practices, and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000), such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof.

         "Restricted Payment" with respect to any Person means (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definitions of Restricted Payment in clause (i) above), either directly or indirectly, (iii) any Restricted Investment, and (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated in right of payment to the Offered Senior Subordinated Debt Securities (provided, however, that the payment, redemption, repurchase, defeasance or other acquisition or retirement of any such subordinated Indebtedness by the Company or any Restricted Subsidiary on its scheduled final Maturity date or on any other scheduled date for the payment of any installment of principal thereof (whether pursuant to a sinking fund, mandatory redemption or otherwise) shall not be a Restricted Payment); provided, further, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment or other obligation described in clause (i), (ii) or (iii) above made to, or on behalf of or for the benefit of, the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any proportionate payment in respect of minority interests in Restricted Subsidiaries of the Company to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income, or (c) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated to the Offered Senior Subordinated Debt Securities if the consideration therefor consists solely of, or is the proceeds from, Indebtedness subordinated to the Offered Senior Subordinated Debt Securities to the same extent as the Indebtedness being paid, redeemed, repurchased, defeased or otherwise acquired or retired, or (d) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of such Person, or the proceeds from such sale of such Capital Stock, or (e) any loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000 or (f) any principal payment, redemption repurchase, defeasance, or other acquisition or retirement of the Debentures.

         "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

         "Security Register" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Subordinated Indenture.

         "Stated Maturity", when used with respect to any Offered Senior Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Offered Senior Subordinated Debt Security as the fixed date on which the principal of such Offered Senior Subordinated Debt Security or such installment of principal or interest is due and payable.

         "Subsidiary" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Common Equity.

         "Trustee" means the Person named as Trustee in the first paragraph of the Senior Subordinated Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Senior Subordinated Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee thereunder.

         "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a Board Resolution. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the provisions of the Senior Subordinated Indenture described under the caption "--Limitations on Additional Indebtedness" as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the first paragraph under the caption "--Limitations on Additional Indebtedness." Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the provisions of the Senior Subordinated Indenture described under the caption "--Limitations on Restricted Payments" and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under such provisions, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the first paragraph under the caption "--Limitations on Additional Indebtedness." Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness or portion thereof.

         "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

REDEMPTION

         If and to the extent set forth in the applicable Prospectus Supplement, the Company will have the right to redeem any class of Offered Debt Securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

         Except as may be described in the accompanying Prospectus Supplement, an "Event of Default" will be defined in each Indenture for the Offered Debt Securities as any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or any order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the failure by the Company to pay interest on any such Offered Debt Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

                  (ii) the failure by the Company to pay the principal of any such Offered Debt Security when the same becomes due and payable at Maturity, upon acceleration or otherwise;

                  (iii) the failure by the Company to make any sinking fund payment when the same becomes due and payable;

                  (iv) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, such Offered Debt Security or the applicable Indenture relating to such Offered Debt Security (other than an agreement or covenant a default in whose performance or whose breach is elsewhere in such Indenture specifically dealt with) and such failure continues for the period and after the notice specified below;

                  (v) the acceleration of any indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness (as defined in the applicable Indenture)) of the Company or any of its subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such indebtedness, any Event of Default under the provisions of the applicable Indenture described in this clause (v) relating to such Offered Debt Securities will be deemed to be cured and any acceleration under such Indenture will be deemed withdrawn or rescinded;

                  (vi) the failure by the Company or any of its subsidiaries to make any principal or interest payment in respect of indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness) of the Company or any of its subsidiaries with an outstanding aggregate principal amount of $10,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

                  (vii) a final judgment or judgments that exceed $10,000,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its subsidiaries and such judgment or judgments are not satisfied, stayed, annulled or rescinded within 60 days of being entered;

                  (viii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors;

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Material
                  Subsidiary as debtor in an involuntary case,

                           (B) appoints a Custodian of the Company or any
                  Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

                           (C) orders the liquidation of the Company or any
                  Material Subsidiary,

                  and the order or decree remains unstayed and in effect for 60 days; or

                  (x) any other Event of Default provided in the supplemental indenture under which the applicable class of Offered Debt Securities are issued or in the form of such Offered Debt Security.

         For purposes hereof, "Material Subsidiary" means any subsidiary of the Company which accounted for three percent or more of the consolidated tangible net assets or consolidated cash flow available for fixed charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any default or Event of Default, all computed in accordance with generally accepted accounting principles.

         The Indentures relating to the Offered Debt Securities will provide that the Trustee will not be deemed to know of a default unless a trust officer has actual knowledge of such default or receives written notice of such default with specific reference to such default.

         The Indentures relating to the Offered Debt Securities will provide that a default as described in sub-clause (iv) above is not an Event of Default until the Trustee notifies the Company, or the holders of at least 25 percent in aggregate principal amount of the then outstanding applicable class of Offered Debt Securities under such Indenture, or such other percentage as may be specified in the applicable Prospectus Supplement, notify the Company and the Trustee, of the default and the Company does not cure the default within 60 days after receipt of the notice, or for such other period as may be specified in the applicable Prospectus Supplement. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If such a default is cured within the applicable time period, it ceases.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for each class of Offered Debt Securities will provide that if an Event of Default (other than an Event of Default described in sub-clause (viii) or (ix) above) shall have occurred and be continuing under the Indenture, the Trustee (after receiving indemnities from the holders of such Offered Debt Securities to its satisfaction) by notice to the

Company, or the holders of at least 25 percent in principal amount of such Offered Debt Securities then outstanding, or such other percentage as may be specified in the Prospectus Supplement, by notice to the Company and the Trustee, may declare all of such Offered Debt Securities to be due and payable immediately. Upon such declaration, the amounts due and payable on such Offered Debt Securities, as determined pursuant to the provisions of the "Acceleration" section of the Indenture, will be due and payable immediately. Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default described in sub-clause (viii) or (ix) above occurs, such Offered Debt Securities will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any holder. The holders of a majority in principal amount of such Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, by written notice to the Trustee and the Company, may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal of or interest on such Offered Debt Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the applicable class of Offered Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such provisions in the Indentures for the Offered Debt Securities for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee may withhold from the holders of such Offered Debt Securities notice of any continuing default or Event of Default (except any default or Event of Default in payment of principal or interest on the Offered Debt Securities) if the Trustee determines that withholding such notice is in the holders' interest.

         Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that no holder of Offered Debt Securities may institute any action against the Company under the Indenture unless (i) such holder previously has given the Trustee written notice of the default and continuance thereof, (ii) the holders of not less than 25 percent in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, have requested the Trustee to institute such action and offered the Trustee reasonable indemnity, (iii) the Trustee has not instituted such action within 60 days of the request and (iv) the Trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of such Offered Debt Securities then outstanding, or such other amount as may be specified in the applicable Prospectus Supplement. Notwithstanding any other provision of the applicable Indenture, the right of any holder of the applicable class of Offered Debt Securities to receive payment of principal and interest on such Offered Debt Security on or after the respective due dates thereof, or, subject to the provisions of the applicable Indenture described in the preceding sentence, to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

         The Indentures and the Offered Debt Securities will provide that no director, officer or employee of the Company, as such, will have any liability for any obligations of the Company under the Offered Debt Securities or the Indentures. The Indentures and the Offered Debt Securities will also each provide that each holder of the Offered Debt Securities, by accepting the Offered Debt Securities, waives and releases all such liability.

         Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that the Company will be required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company will be required to deliver to the Trustee prompt written notice of the occurrence of any default or Event of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Company can discharge or defease its obligations under the Indentures for the Offered Debt Securities as set forth below.

         The Company may discharge certain obligations to holders of the Notes that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year by irrevocably depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount sufficient to pay at maturity the principal of and interest on the Notes.

         The Company may also discharge any and all of its obligations to holders of the Offered Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of the Offered Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Notes or to maintain an office or agency in respect of the Offered Debt Securities and certain other obligations. Alternatively, the Company may be released with respect to the Offered Debt Securities from the obligations imposed by certain covenants of the Senior Indenture or the Senior Subordinated Indenture described under the caption "-- Certain Covenants of the Company", "-- Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants" herein and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (a) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding Notes; (b) no Event of Default under the Offered Debt Securities has occurred and is then continuing; (c) the defeasance or covenant defeasance will not result in an event of default under any agreement to which the Company is a party or by which it is bound; and (d) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Offered Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance will not otherwise alter such holders' federal income tax treatment of principal and interest payments on the Offered Debt Securities.

         For purposes hereof, "U.S. Government Obligations" means (i) any security that is (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (a) or (b), is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (i) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

TRANSFER AND EXCHANGE

         A holder of an Offered Debt Security will be able to transfer or exchange the Offered Debt Securities only in accordance with the provisions of the applicable Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by such Indenture.

MODIFICATIONS TO THE INDENTURES

         Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Offered Debt Securities to, among other things: (i) cure any ambiguity, defect or inconsistency in the applicable Indenture for such Offered Debt Securities; (ii) comply with the

"Limitations on Mergers and Consolidations" section set forth in such Indenture;
(iii) provide for uncertificated Offered Debt Securities in addition to certificated Offered Debt Securities; (iv) make any change that does not adversely affect the legal rights under the Indenture of holders of Offered Debt Securities; (v) add to the covenants of the Company for the benefit of the holders of Offered Debt Securities or to surrender any right or power in the Indenture conferred upon the Company; (vi) add any additional Events of Default for the benefit of the holders of Offered Debt Securities; (vii) change or eliminate any of the provisions of each Indenture before Offered Debt Securities are issued thereunder; (viii) establish the form or terms of the Offered Debt Securities; (ix) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Offered Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (x) supplement any of the provisions of the Indentures to such extent as shall be necessary to permit or facilitate the defeasance or discharge of Offered Debt Securities pursuant to the applicable Indenture; provided that any such action shall not adversely affect the interests of the holders of Offered Debt Securities; or (xi) comply with the qualification of the Indenture under the TIA.

         Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities also will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of each class of Offered Debt Securities outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, to add any provision to, change in any manner or eliminate any of the provisions of the Indentures for the Offered Debt Securities or modify in any manner the rights of the holders of the Offered Debt Securities so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Offered Debt Security affected thereby, do, among other things, any of the following: (i) change the stated maturity of the principal of, or any installment of principal of, or interest on, any Offered Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where any Offered Debt Security or interest thereon is payable, or change the coin or currency in which any Offered Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date); (ii) reduce the percentage in principal amount of the outstanding Offered Debt Securities, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (iii) modify Section 13.02(d)(iii) or 8.07 of the Indentures; or
(iv) modify the ranking or priority of the Offered Debt Securities in a manner adverse to the holders of Offered Debt Securities. The Senior Subordinated Indenture and the Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

         Except as provided in the applicable Prospectus Supplement, the holders of at least a majority in principal amount of each class of the then outstanding Offered Debt Securities may on behalf of the holders of all Offered Debt Securities, or such other amount as may be specified in the applicable Prospectus Supplement, waive (i) insofar as the Offered Debt Securities are concerned, compliance by the Company with certain covenants of the applicable Indenture and (ii) any past default under the Indenture with respect to the Offered Debt Securities, except a default in the payment of the principal of or interest on any Offered Debt Security or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security affected.

CONCERNING THE TRUSTEE

         IBJ Schroder Bank & Trust Company is to be Trustee under each of the Indentures and has been appointed by the Company as paying agent and registrar. The Indenture will provide that upon execution and delivery of the Debt Securities by the Company the Trustee shall authenticate and deliver the Debt Securities in accordance with the order of the Company. IBJ Schroder Bank & Trust Company is the trustee under the Indenture, dated as of June 21, 1993, relating to the 1993 Senior Notes and the Indenture, dated as of February 16,

1996, relating to the 1996 Senior Notes, and it or any other Trustee, or their respective affiliates, may from time to time have lender or other business arrangements with the Company. The Indentures will contain certain limitations on the rights of the Trustee, should it or its affiliates become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the Trustee must resign.

GOVERNING LAW

         Unless otherwise specified in the accompanying Prospectus Supplement, the Indentures for the Offered Debt Securities and the Offered Debt Securities will be governed by the laws of the State of New York.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities offered hereby (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise) or (v) through a combination of any such methods of sale. The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

         Each Prospectus Supplement will set forth the terms of the offering of the particular issuance of Debt Securities to which such Prospectus Supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Debt Securities, (ii) the initial public offering or purchase price of such Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company, and (vi) the securities exchange, if any, on which such Debt Securities will be listed.

         If an underwriter or underwriters are utilized in the sale of Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

         If a dealer is utilized in the sale of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable Prospectus Supplement relating thereto.

         Offers to purchase the Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable Prospectus Supplement.

         Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters and other persons to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the

Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The Company may grant underwriters who participate in the distribution of Debt Securities an option to purchase additional Debt Securities to cover over-allotments, if any.

         The place and date of delivery for Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities in respect of which this Prospectus is being delivered will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Debt Securities.

                                  LEGAL MATTERS

         The legality of the Debt Securities will be passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York. Certain legal matters in connection with offerings made by this Prospectus may be passed on for the underwriters, if any, by counsel named in the Prospectus Supplement.

                                     EXPERTS

         The audited financial statements of the Company and subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are so included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information                                                         2
Incorporation of Certain Information
  by Reference                                                                2
The Company                                                                   3
Use of Proceeds                                                               3
Consolidated Ratio of Earnings to Fixed
  Charges                                                                     3
Description of Debt Securities                                                4
Plan of Distribution                                                         48
Legal Matters                                                                49
Experts                                                                      49

================================================================================

================================================================================


                             U.S. HOME CORPORATION

                                  $325,000,000

                                DEBT SECURITIES





                                   PROSPECTUS



                                                                            ,199

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee...............   $ 90,909.09
Accounting Fees and Expenses......................................   $    60,000(1)
Blue Sky Fees and Expenses (including counsel fees)...............   $     5,000(1)
Legal Fees and Expenses...........................................   $   150,000(1)
Printing and Engraving Expenses...................................   $    50,000(1)
Trustee Fees and Expenses.........................................   $    30,000(1)
Rating Agency Fees................................................   $   125,000(1)
Miscellaneous.....................................................   $    10,000(1)
                                                                     -----------
     Total........................................................   $520,909.09(1)
                                                                     ===========

----------------

(1)  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, as do the charters of many other publicly held companies incorporated in the State of Delaware, that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by applicable law. The Certificate of Incorporation provides for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the full extent that may be permitted by applicable law from time to time. Certain provisions of the Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. The Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not absolve directors of liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

         The Certificate of Incorporation provides, among other things, that each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity), will be indemnified and held harmless by the Company to the fullest extent permitted by applicable law as it presently exists or may be amended, against all expense, liability or loss (including attorneys' fees), reasonably incurred by such person in connection therewith. The Company will pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt by the Company of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise. The foregoing right of indemnification will not be deemed exclusive of any other right to which those indemnified may be entitled against the Company, and the Company may provide additional rights to such persons.

         If a claim for indemnification or payment of expenses is not paid in full within 60 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The rights conferred on any person under the Certificate of Incorporation will not be exclusive of any other rights which such person may have or acquire under any statute, provision of the Certificate of Incorporation, the Company's Amended and Restated By-Laws, agreement, vote of stockholders of the Company or disinterested directors or otherwise.

         The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         Subject to the availability of insurance at substantially similar rates for similar coverage (as determined in the sole discretion of the Company), the Company will maintain insurance at (i) the levels in effect as of June 21, 1993 with respect to each director, officer, employee or agent of the Company until June 21, 1996, or (ii) the levels in effect as of the date of the expiration of the term, death, removal, retirement or resignation of any such person for a period of three years after such event, whichever level is greater, in either case, with respect to any proceeding by reason of the fact that such person, or the person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person at the Company's expense, to protect the Company and any such person against any such liability, cost, payment or expense; provided, however, that subject to the provisions described herein, the Company will only be required to maintain insurance until the earlier of the date which is (a) three years after the expiration of the term, death, removal, retirement or resignation of any such person and (b) June 21, 1999.

         Any repeal or modification of the provisions described above will not adversely affect any right or protection under the Certificate of Incorporation of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Under the Company's First Amended Consolidated Plan of Reorganization, dated May 24, 1993, as modified (the "Plan"), and the confirmation order relating thereto of the United States Bankruptcy Court for the Southern District of New York, the obligations of the Company and each of its affiliates to indemnify any person serving as one of its directors, officers or employees as of or following April 15, 1991, by reason of such person's past or future service in such a capacity, or as a director, officer, or employee of another corporation, partnership, or other legal entity, to the extent provided in the applicable certificate of incorporation, by-laws, or similar constituent documents or by statutory law or written agreement of or with the Company or any of its affiliates, were, except as provided below, deemed and treated as executory contracts that were assumed by the Company or any of its affiliates pursuant to the Plan and section 365 of the United States Bankruptcy Code, upon the confirmation of the Plan. Accordingly, such indemnification obligations survived and were unaffected by entry of the confirmation order with respect to the Plan, irrespective of whether such indemnification is owed for an act or event occurring before or after April 15, 1991.

         The Company entered into indemnification agreements effective as of June 21, 1993 with each of its directors and officers. These indemnification agreements provide for, among other things, the (i) indemnification by the Company of the indemnitees thereunder to the extent described above and (ii) advancement of attorneys' fees and other expenses. Accordingly, the Company will in certain circumstances be obligated to indemnify its former directors and its directors and officers from and after June 21, 1993, including as to matters arising out of service as directors or officers of certain entities other than the Company or any of its affiliates prior to June 21, 1993.

         Certain of the Company's compensation and stock option plans provide for the indemnification of certain of the Company's officers and directors in connection with certain matters relating to such plans.

ITEM 16.  EXHIBITS

         (a)  EXHIBITS

EXHIBIT
  NO.           DESCRIPTION OF DOCUMENT
-------         -----------------------

2.1 First Amended Consolidated Plan of Reorganization of U.S. Home Corporation and certain of i s affiliates dated April 1, 1993. Incorporated by reference from exhibit 2.1 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.2 Modification to First Amended Consolidated Plan of Reorganization of U.S. Home Corporation and certain of its affiliates. Incorporated by reference from exhibit 2.2 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.3 First Amended Joint Plan of Reorganization of certain affiliates of U.S. Home Corporation dated April 1, 1993. Incorporated by reference from exhibit 2.3 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.4 Findings of Fact, Conclusions of Law and Order Confirming the First Amended Consolidated Plan of Reorganization of U.S. Home Corporation and certain of its affiliates. Incorporated by reference from exhibit
         28.1 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.

2.5 Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of Reorganization of certain affiliates of U.S. Home Corporation. Incorporated by reference from exhibit 28.2 to U.S. Home Corporation's Current Report on Form 8-K filed June 9, 1993.


4.1 Form of Senior Indenture by and between U.S. Home Corporation and IBJ Schroder Bank & Trust Company, as trustee.(1)



4.2 Form of Senior Subordinated Indenture by and between U.S. Home Corporation and IBJ Schroder Bank & Trust Company, as trustee.(1)


4.3 Form of Subordinated Indenture by and between U.S. Home Corporation and IBJ Schroder Bank & Trust Company, as trustee.(1)

5.1      Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.(1)


12       Statements re: Computation of Ratio of Earnings to Fixed Charges.(1)

EXHIBIT
  NO.                  DESCRIPTION OF DOCUMENT
-------                -----------------------


23.1     Consent of Arthur Andersen LLP.(1)


23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP. Included in such firm's opinion filed as Exhibit 5.1.

24       Power of Attorney. Included on the signature page at Page II-6.

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.(1)


25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.(1)



25.3 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.(1)


(1)  Previously filed.

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby further undertakes that:

                           (1) For purposes of determining any liability under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (2) For the purpose of determining any liability
                  under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 1997.


                                             U.S. HOME CORPORATION


                                             By:   /s/ Chester P. Sadowski
                                                -------------------------------
                                                       Chester P. Sadowski
                                                Vice President - Controller and
                                                   Chief Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                           TITLE                                            DATE
    ---------                           -----                                            ----
               *
-------------------------------         Chairman and Co-Chief                       August 22, 1997
Robert J. Strudler                      Executive Officer and
                                        Director
               *
-------------------------------         President, Co-Chief Executive               August 22, 1997
Isaac Heimbinder                        Officer, Chief Operating
                                        Officer and Director

               *                        Vice President --                           August 22, 1997
-------------------------------         Controller and Chief
Chester P. Sadowski                     Accounting Officer


               *                        Vice President --                           August 22, 1997
-------------------------------         Corporate Finance
Thomas A. Napoli                        and Treasurer
                                        (Principal Financial Officer)



               *                        Director                                    August 22, 1997
-------------------------------
Glen Adams


               *                        Director                                    August 22, 1997
-------------------------------
Steven L. Gerard


               *                        Director                                    August 22, 1997
-------------------------------
Kenneth J. Hanau, Jr.


               *                        Director                                    August 22, 1997
-------------------------------
Malcolm T. Hopkins

SIGNATURE                   TITLE                  DATE
---------                   -----                  ----


           *                Director          August 22, 1997
________________________
Jack L. McDonald


           *                Director          August 22, 1997
________________________
Charles A. McKee


           *                Director          August 22, 1997
________________________
George A. Poole, Jr.


           *                Director          August 22, 1997
________________________
Herve Ripault


           *                Director          August 22, 1997
________________________
James W. Sight



*By     Thomas A. Napoli      , as attorney-in-fact
     ________________________